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                                                                      EXHIBIT 32

    CERTIFICATION BY THE CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
          RELATING TO A PERIODIC REPORT CONTAINING FINANCIAL STATEMENTS

         I, Eugene V. N. Bissell, Chief Executive Officer, and I, Martha B. Lindsay, Chief Financial Officer, of each of AmeriGas Propane, Inc., a Pennsylvania corporation and the General Partner of AmeriGas Partners, L.P., a Delaware limited partnership (the "Partnership"), AmeriGas Finance Corp. ("Finance Corp."), AmeriGas Eagle Finance Corp. ("Eagle Finance Corp.") and AP Eagle Finance Corp. ("AP Finance Corp." and collectively with the Partnership, Finance Corp. and Eagle Finance Corp., the "Registrant") hereby certify that:

         (1) The Registrant's periodic report on Form 10-Q for the period ended December 31, 2003 (the "Form 10-Q") fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and

         (2) The information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

                                      * * *

CHIEF EXECUTIVE OFFICER                              CHIEF FINANCIAL OFFICER

/s/ Eugene V. N. Bissell                             /s/ Martha B. Lindsay
---------------------------                          --------------------------
Eugene V. N. Bissell                                 Martha B. Lindsay

Date: February 13, 2004                              Date: February 13, 2004

         A signed original of this written statement required by Section 906 has been provided to AmeriGas Partners, L.P., AmeriGas Finance Corp., AmeriGas Eagle Finance Corp. and AP Eagle Finance Corp. and will be retained by AmeriGas Partners, L.P., AmeriGas Finance Corp., AmeriGas Eagle Finance Corp. and AP Eagle Finance Corp. and furnished to the Securities and Exchange Commission or its staff upon request.